                                                                    EXHIBIT 10.5

================================================================================

                                     FORM OF

                         AGREEMENT OF PURCHASE AND SALE


                                      AMONG


                        WILLIAMS TECHNOLOGY CENTER, LLC,
                                   as Seller,

                     WILLIAMS HEADQUARTERS BUILDING COMPANY,
                                  as Purchaser,

                                       and

                          WILLIAMS COMMUNICATIONS, LLC,
                                  as Guarantor


                            EXECUTED EFFECTIVE AS OF
                               SEPTEMBER 13, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions........................................................................2
Section 1.02.     References.........................................................................6

                                   ARTICLE II

                         AGREEMENT OF PURCHASE AND SALE

Section 2.01.     Agreement..........................................................................7

                                   ARTICLE III

                                  CONSIDERATION

Section 3.01.     Purchase Price.....................................................................7
Section 3.02.     Agreed Allocation..................................................................7

                                   ARTICLE IV

                                INDEMNIFICATIONS

Section 4.01.     Seller's Indemnification...........................................................7
Section 4.02.     Purchaser's Indemnification........................................................7
Section 4.03.     Insurance Claims...................................................................8
Section 4.04.     Survival...........................................................................8

                                    ARTICLE V

                          EVALUATION OF ACQUIRED ASSETS

Section 5.01.     Purchaser's Evaluation.............................................................8

                                   ARTICLE VI

                            TITLE AND SURVEY MATTERS

Section 6.01.     Title Commitment...................................................................8
Section 6.02.     Survey.............................................................................8

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01.     Seller's Representations and Warranties............................................9
Section 7.02.     Purchaser's Representations and Warranties.........................................10
Section 7.03.     Survival...........................................................................11

                                  ARTICLE VIII

                               CLOSING CONDITIONS

Section 8.01.     Conditions to Obligations of Seller................................................11
Section 8.02      Conditions to Obligations of Purchaser.............................................11

                                   ARTICLE IX

                                     CLOSING

Section 9.01.     Closing............................................................................12
Section 9.02.     Seller's Closing Obligations.......................................................12
Section 9.03.     Purchaser's Closing Obligations....................................................14
Section 9.04      Ad Valorem Taxes...................................................................14
Section 9.05.     Closing Costs......................................................................14
Section 9.06.     Documents and Data Access and Delivery.............................................14

                                    ARTICLE X

                                    BROKERAGE

Section 10.01.    Brokers............................................................................15

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

Section 11.01.    Default by Seller..................................................................15
Section 11.02.    Default by Purchaser...............................................................15
Section 11.03.    Notice and Cure....................................................................15
Section 11.04     Remedies...........................................................................16

                                   ARTICLE XII

                                     NOTICES

Section 12.01.    Notices............................................................................16

                                  ARTICLE XIII

          LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.01.    Survival of Representations, Warranties and Covenants..............................17

                                   ARTICLE XIV

                                  MISCELLANEOUS

Section 14.01.    Waivers............................................................................17
Section 14.02     Recovery of Certain Fees...........................................................17
Section 14.03     Time of Essence....................................................................17
Section 14.04.    Construction.......................................................................18
Section 14.05.    Counterparts.......................................................................18
Section 14.06.    Severability.......................................................................18
Section 14.07.    Entire Agreement...................................................................18
Section 14.08.    Governing Law......................................................................18
Section 14.09.    No Recording.......................................................................18
Section 14.10.    No Merger..........................................................................19

                                   ARTICLE XV

                        CONSTRUCTION COMPLETION AGREEMENT

Section 15.01.    Survival...........................................................................19

                                   ARTICLE XVI

                            POST CLOSING OBLIGATIONS

                         LIST OF EXHIBITS AND SCHEDULES


SCHEDULE I        Form of Deed to Real Property and Improvements
SCHEDULE II       Form of Non-Foreign Entity Certification
SCHEDULE III      Form of Bill of Sale and Assignment
SCHEDULE IV       Form of Easement for Backup Generation Facility
SCHEDULE V        Form of Master Lease

EXHIBIT A         Center Parcel
EXHIBIT B         Central Plant Space
EXHIBIT C         Litigation and Claims
EXHIBIT D         Parking Garage Parcel
EXHIBIT E         Cooling Tower Parcel
EXHIBIT F         Title Commitment and Title Objections
EXHIBIT G         Agreed Allocation
EXHIBIT H         Ancillary Contracts

                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is entered into and effective for all purposes as of Effective Date as hereinbelow defined, by and among WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company (the "Seller"), WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company (the ("Guarantor" or "WCLLC"), and WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation (the "Purchaser").

                                    RECITALS

         A. Seller is the owner of the partially completed office building and related facilities presently under construction in Tulsa, Oklahoma, commonly known as the Williams Technology Center, which constitutes the Improvements Under Construction as hereinbelow defined.

         B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller the Improvements Under Construction, the Real Property and the other Acquired Assets each as hereinbelow defined, and to enter into agreements relating to the construction, management and operation of the foregoing.

         C. In order to induce Purchaser to enter into the transaction contemplated herein, Guarantor desires to guaranty the performance by Seller of all of the duties and obligations set forth in this Agreement.

         D. Upon Closing, Purchaser desires to lease to Seller, and Seller desires to lease from Purchaser, the Real Property, Improvements and other Acquired Assets pursuant to the terms, covenants, and conditions of the Master Lease as herein below defined.

         E. The parties understand that (i) the construction of the Improvements Under Construction will not be completed until some time after the Closing Date, and (ii) certain portions of the Personal Property as hereinbelow defined will not be acquired by Seller until after the Closing Date but notwithstanding such fact, Seller desires that such after-acquired Personal Property is to be the subject of the transfers as contemplated by this Agreement, as specifically transferred by the Bill of Sale as hereinbelow defined.

         IN CONSIDERATION of the foregoing, the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in this Section 1.01:

         Acquired Assets. The term "Acquired Assets" shall mean collectively the fee simple title to the Real Property and the Improvements, including but not limited to the Improvements Under Construction; all contract rights, air rights, easements, privileges, servitudes, appurtenances and other rights belonging to or inuring to the benefit of Seller and pertaining to the Real Property and Improvements; all documents, specifications and plans related to the Real Property and Improvements; all licenses, permits, building permits, certificates of occupancy, approvals, governmental orders, resolutions, dedications, subdivision maps and entitlements issued, approved or granted by any of the Authorities in connection with the Real Property and Improvements or the construction thereof, together with all renewals and modifications thereof; all other rights, titles, interests, privileges and appurtenances related to and used exclusively in connection with the ownership, construction, use, operation or management of the Real Property and Improvements, as specifically described in this Agreement; and all Personal Property.

         Agreed Allocation. The term "Agreed Allocation" shall have the meaning ascribed to such term in Section 3.02.

         Aircraft Transaction. The term "Aircraft Transaction" shall mean collectively, the transactions set forth in (i) the three (3) Aircraft Dry Leases to be between Williams Communications Aircraft, LLC, a Delaware limited liability company ("WC Aircraft"), as Lessor, and WCLLC, as Lessee, covering the aircraft described therein, and (ii) the Membership Interest Purchase Agreement to be between Williams Aircraft, Inc., a Delaware corporation, as Buyer, and WCLLC, as Seller, covering all of the membership interests in WC Aircraft.

         Ancillary Contracts. The term "Ancillary Contracts" shall mean collectively the agreements set forth on EXHIBIT H.

         Authorities. The term "Authorities" shall mean collectively the various governmental and quasi-governmental bodies or agencies having jurisdiction over the asset, entity or matter in question.

         Best Knowledge. The term "Best Knowledge" shall mean the knowledge of the party in question's current employees who, in the normal scope of their employment, would have knowledge of the subject matter in question.

         Bill of Sale. The term "Bill of Sale" shall mean the Bill of Sale and Assignment covering all of the Personal Property, to be executed by Seller in favor of Purchaser in the form of SCHEDULE III.

         BOK Tower. The term "BOK Tower" shall mean the multi-story office building owned by Purchaser located immediately to the west of the Center.

         Business Day. The term "Business Day" shall mean any day other than a Saturday, Sunday or nationally recognized holiday.

         Center. The term "Center" shall mean the structure currently under construction on the Center Parcel.

         Center Parcel. The term "Center Parcel" shall mean that portion of the Real Property more particularly described in EXHIBIT A, which shall include the air rights associated with the Skywalk .

         Central Plant. The term "Central Plant" shall mean the equipment, fixtures, piping, wiring, machinery, and all other items of personal property comprising the plant for chilled and hot water production and circulation, and electricity generation and transmission, currently being constructed in the basement of the Center in the Central Plant Space and on the Cooling Tower Parcel.

         Central Plant Space. The term "Central Plant Space" shall mean that portion of the basement of the Center set forth on EXHIBIT B.

         Central Plant Lease. The term "Central Plant Lease" shall have the meaning ascribed to such term on Exhibit H.

         Closing. The term "Closing" shall mean the consummation of the purchase and sale of the Acquired Assets contemplated by this Agreement.

         Closing Date. The term "Closing Date" shall mean the date on which the Closing occurs, which date shall be no later than September 13, 2001.

         Closing Surviving Obligations. The term "Closing Surviving Obligations" shall mean collectively the rights, liabilities and obligations set forth in Sections 3.02, 6.01, 6.02, 10.01, 11.03, 11.04, 13.01 and
         14.02, and Articles IV and VII, which are specifically designated as surviving the Closing.

         Construction Completion. The term "Construction Completion" shall have the meaning ascribed to such term in the Construction Completion Agreement.

         Construction Completion Agreement. The term "Construction Completion Agreement" shall mean that certain Agreement of Purchase and Sale and Construction Completion dated February 26, 2001, between Purchaser, as Seller, and WCLLC, as Purchaser, covering the Acquired Assets and the completion of construction of portions thereof.

         Cooling Tower Parcel. The term "Cooling Tower Parcel" shall mean the real property upon which the cooling towers relating to the Central Plant are located, as described on Exhibit E.

         Credit Agreement. The term "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of September 8, 1999, among Williams Communications Group, Inc., a Delaware corporation, WCLLC, Bank of America, N.A., The Chase Manhattan Bank, and other parties.

         Data. The term "Data" shall have the meaning ascribed to such term in the Construction Completion Agreement.

         Declaration. The term "Declaration" shall mean that certain Declaration of Reciprocal Easements with Covenants and Restrictions dated February 26, 2001, executed by Purchase and Seller, recorded in Book 6521 at Page 2670 of the records of the County Clerk of Tulsa, Oklahoma.

         Deed. The term "Deed" shall mean the General Warranty Deed covering the Real Property, the Improvements Under Construction and all of Seller's right, title and interest in and to and the Skywalk, specifically excluding however, all interest in and to the Central Plant which is currently owned by Purchaser, to be executed by Seller in favor of Purchaser or Purchaser's Designee, in the form of SCHEDULE I.

         Documents. The term "Documents" shall mean the following types of information relating to the Acquired Assets, maintained in any format:
         (i) all documents that are referenced and/or incorporated in any of the contracts; (ii) all financial data, including but not limited to records, statements, and invoices; (iii) physical inspections, studies or reports; (iv) appraisals; (v) surveys; and (vi) policies and/or commitments of title insurance; (vii) relevant correspondence; provided, however, items (i) through (vii) hereinabove do not include any software owned by any management company or any information in the possession or control of any such management company which is integrated with other information not related to any of the Acquired Assets so long as such information related to the Acquired Assets is either separately provided to Purchaser in another form, or provided as part of other information under this Agreement.

         Easement for Backup Generation Facility. The term " Easement for Backup Generation Facility " shall mean the easement in form of SCHEDULE IV, in which Purchaser shall grant to Seller, certain easement rights to locate Seller's backup electrical generation equipment.

         Effective Date. The term "Effective Date" shall mean September 13,
         2001.

         Equipment Purchase Agreement. The term "Equipment Purchase Agreement" shall have the meaning ascribed to such term in the Construction Completion Agreement.

         Governmental Regulations. The term "Governmental Regulations" shall mean collectively all laws, ordinances, rules and regulations of the Authorities applicable to Seller or any of its businesses or operations (or any portion thereof), or to the use, ownership, possession, operation, management or construction of the Acquired Assets or any portion thereof.

         Guaranty. The term "Guaranty" shall mean the Guaranty to be executed by Guarantor, as described in the Master Lease.

         Improvements. The term "Improvements" shall mean collectively all buildings, structures, fixtures, facilities, parking structures and areas, and other improvements located or to be located on or connected with the Real Property or the Skywalk, and which shall include without limitation the Improvements Under Construction.

         Improvements Under Construction. The term "Improvements Under Construction" shall mean collectively the Center, the Skywalk and the Parking Garage.

         Initialed Title Commitment. The term "Initialed Title Commitment" shall have the meaning ascribed to such term in Section 9.02 (f).

         Insured Property. The term "Insured Property" shall have the meaning ascribed to such term in Section 6.01.

         La Petite Lease. The term "La Petite Lease" shall mean that certain Ground Lease with Construction by Tenant between Williams Realty Corp. (now Williams Headquarters Building Company), as Landlord and La Petite Academy, Inc., as Tenant, dated July 22, 1987, as amended by that certain First Amendment to Lease Agreement dated February 28, 1989.

         La Petite Parcel. The term "La Petite Parcel" shall mean the real property covered by the La Petite Lease.

         Management Agreement. The term "Management Agreement" shall have the meaning ascribed to such term on Exhibit H.

         Master Lease. The term "Master Lease" shall mean the Master Lease to be executed by Purchaser, as Landlord, and Seller, as Tenant, covering the Real Property and Improvements in form of SCHEDULE V.

         Non-Foreign Entity Certification. The term "Non-Foreign Entity Certification" shall have the meaning ascribed to such term in Section 9.02(d).

         Parking Garage. The term "Parking Garage" shall mean the structure currently under construction on the Parking Garage Parcel.

         Parking Garage Parcel. The term "Parking Garage Parcel" shall mean that portion of the Real Property more particularly described in EXHIBIT D, which includes without limitation, the La Petite Parcel.

         Permitted Exceptions. The term "Permitted Exceptions" shall have the meaning ascribed to such term in Section 6.01.

         Personal Property. The term "Personal Property" shall mean collectively all of the tangible and intangible personal property constituting a portion of the Acquired Assets, including without limitation, the Category 1 FF&E and Category 2 FF&E, each as defined in the Master Lease.

         Purchase Price. The term "Purchase Price" shall have the meaning ascribed to such term in Section 3.01.

         Purchaser's Affiliate. The term "Purchaser's Affiliate" shall mean an entity (i) that is Purchaser's parent organization, or a wholly owned subsidiary of Purchaser; or (ii) that acquires all or substantially all of the assets or capital stock of Purchaser; or (iii) of which Purchaser owns in excess of fifty percent (50%) of the outstanding capital stock; or (iv) that as a result of the consolidation or merger with Purchaser and/or Purchaser's parent organization, shall own all of the capital stock of Purchaser or Purchaser's parent corporation.

         Real Property. The term "Real Property" shall mean the Center Parcel and the Parking Garage Parcel.

         Skywalk. The term "Skywalk" shall mean an elevated pedestrian bridge and support structure, connecting the Parking Garage to the Center over a portion of South Cincinnati Avenue and a portion of East First Street, Tulsa, Oklahoma, that is approximately twenty-seven (27) feet above the driving lanes of such streets, together with the air rights for the three (3) dimensional space within which it is to be suspended.

         Surveys. The term "Surveys" shall have the meaning ascribed to such term in Section 6.02.

         Title Commitment. The term "Title Commitment" shall mean the Commitment for Title Insurance dated July 2, 2001, No. E-134132-A, issued by the Title Company on behalf of Lawyers Title Insurance Corporation, more particularly described on EXHIBIT F.

         Title Company. The term "Title Company" shall mean Guaranty Abstract Company of Tulsa, Oklahoma, or such other title company satisfactory to Purchaser.

         Title Policy. The term "Title Policy" shall mean the ALTA Form B owner's title insurance policy or policies, with standard and printed exceptions deleted (excepting survey coverage) and providing lien coverage, to be issued based upon the Title Commitment.

         Utility Services Agreement. The term "Utility Services Agreement" shall have the meaning ascribed to such term on Exhibit H.

         SECTION 1.02. References. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto all of which are hereby incorporated herein by this reference for all purposes. The words "herein," "hereof," "hereinafter," "hereunder" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

                                   ARTICLE II

                         AGREEMENT OF PURCHASE AND SALE

         SECTION 2.01. Agreement. For payment of the Purchase Price in accordance with Section 3.01, and in consideration of all of the other terms, covenants and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, convey, assign, and deliver to Purchaser or Purchaser's Affiliate and Purchaser hereby agrees to purchase, acquire and accept from Seller, the Acquired Assets (but as to any Licenses and Permits comprising part of the Acquired Assets, only to the extent assignable).


                                   ARTICLE III

                                  CONSIDERATION

         SECTION 3.01. Purchase Price. The Purchase Price (the "Purchase Price") for the Acquired Assets shall be the sum of Two Hundred Forty-Five Million and No/100 Dollars ($245,000,000.00), shall be paid by Purchaser to Seller at Closing, in immediately available funds.

         SECTION 3.02. Agreed Allocation. The parties hereto agree that the fair market value allocation of the Purchase Price among the Acquired Assets (the "Agreed Allocation"), is as set forth on EXHIBIT G. The provisions of this
Section 3.02 shall survive the Closing without limitation.


                                   ARTICLE IV

                                INDEMNIFICATIONS

         SECTION 4.01 Seller's Indemnification. Subject to the obligations of Purchaser under (i) the agreements to be executed between the parties hereto pursuant to Article XVI, and (ii) the Construction Completion Agreement, Seller hereby agrees to defend, indemnify and hold harmless Purchaser and its parent, subsidiaries and affiliated companies, and Purchaser's stockholders, directors, officers, employees and agents, of and from any loss, cost, claim and liability relating to:

                  (a) any inaccuracy or breach by Seller of any representation or warranty set forth in Section 7.01; or

                  (b) any claims made by any third parties for any damages, physical injury or loss of life occurring on or about the Real Property and Improvements including without limitation, any environmental claims, arising during Seller's ownership thereof.

         SECTION 4.02. Purchaser's Indemnification. Subject to the obligations of Seller under (i) the agreements to be executed between the parties hereto pursuant to Article XVI, and (ii) the

Construction Completion Agreement, Purchaser hereby agrees to defend, indemnify and hold harmless Seller and its parent, subsidiaries and affiliated companies, and Seller's members, managers, directors, officers, employees and agents, of and from any loss, cost, claim and liability relating to:

                  (a) any inaccuracy or breach by Purchaser of any representation or warranty set forth in Section 7.02.

         SECTION 4.03. Insurance Claims. In the event any Purchaser or Seller shall suffer any claim or loss for which it is entitled to indemnification under this Article IV, the indemnifying parties shall use their best efforts, which shall include without limitation, the ascertaining and establishing of insurance coverage for such claim or loss, to pursue such claim and to collect under all applicable insurance policies maintained by or on behalf of the indemnifying party.

         SECTION 4.04. Survival. The provisions of this Article IV shall survive the Closing without limitation.


                                    ARTICLE V

                          EVALUATION OF ACQUIRED ASSETS

         SECTION 5.01. Purchaser's Evaluation. Purchaser has familiarized itself with respect to the Acquired Assets and subject to the specific warranties, representations and covenants of Seller contained in this Agreement, Purchaser accepts the Acquired Assets on an "as-is" basis, with the understanding that Seller has not and is not making any warranties or representations of any kind whatsoever, except as set forth herein and in the Construction Completion Agreement.


                                   ARTICLE VI

                            TITLE AND SURVEY MATTERS

         SECTION 6.01. Title Insurance. Purchaser has previously obtained the Title Commitment which contains the commitment to issue the Title Policy to insure marketable title in Purchaser with respect to the Real Property, the Center, the Parking Garage and the Skywalk (collectively the "Insured Property"), together with copies of all documents and other matters listed as exceptions therein. Purchaser hereby waives objection to all exceptions listed in the Title Commitment (the "Permitted Exceptions"), except for those specific exceptions which should be deleted by Title Company upon presentment of a possession affidavit as to the non-existence as of the Closing Date of any tenants of any portion of the Real Property or the Improvements, executed by Seller.

         SECTION 6.02. Surveys. Pursuant to the Construction Completion Agreement, Purchaser shall obtain for Purchaser's own use, and provide to Seller, certified "as built" ALTA surveys of the Real Property and the Improvements Under Construction (duly certified as of a recent date by an Oklahoma licensed surveyor and in form acceptable to Purchaser and the Title Company) showing all easements, restrictions and rights-of-way relating thereto (the "Surveys").


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. Seller's Representations and Warranties. Subject to the limitations on survival set forth in Article XIII of this Agreement, Seller, to its Best Knowledge represents and warrants to Purchaser the following as of the Closing Date:

                  (a) Status. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is duly qualified to do business in the State of Oklahoma.

                  (b) Authority. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

                  (c) Consents. No consent, waiver, approval or authorization is required from any person or entity (which has not already been obtained and delivered to Purchaser or which will be given on or before Closing) in connection with the execution and delivery of this Agreement by Seller, or the performance by Seller of the obligations contemplated hereby.

                  (d) Non-Foreign Entity. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

                  (e) No Governmental Consent Required. No order, license, consent, permit, authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action with respect to any Authorities, and no filing, recording, publication or registration in any public office or any other place is required or necessary to authorize the execution, delivery and performance by Seller of this Agreement or any related documents to which it is a party.

                  (f) No Conflicts, etc. The execution, delivery and performance by Seller of this Agreement and any related document to which Seller is a party, shall not conflict with or result in any breach of, or constitute a default or result in the creation of a lien under, the certificate of incorporation (or other charter document), or bylaws of Seller, or any law or judgment or, assuming that the required consents are obtained, any permit held by Seller, or any loan document, lease or contract to which Seller is a party or by which Seller is bound or any of its assets is subject.

                  (g) Legal Matters. Seller is not in breach, default or violation of any provision of any of its certificate of formation or bylaws, or any applicable law or judgment, which has or will have any material, adverse effect on the transactions contemplated by this Agreement. Furthermore:

                                    (i) Except as set forth on EXHIBIT C, there
                  is no claim or litigation pending or threatened to which Seller is a party, or which Seller is threatened to be made a party or to which any portion of the Acquired Assets is subject, or is threatened to be made subject, that would have a material, adverse effect on the Acquired Assets, and there is no litigation pending to which Seller is a party, or threatened to be made a party which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge this Agreement or any of the related documents, or any of the transactions contemplated hereby, or which seeks to recover damages in connection therewith; and

                                    (ii) Seller is not bound or adversely
                  affected by any unexecuted and unsatisfied judgment rendered against Seller which would materially, adversely affect any of the Acquired Assets.

                  (h) Improvements Under Construction and Real Property. The Improvements Under Construction and the Real Property are free and clear of all liens, claims and encumbrances, except as may be specifically set forth in the Permitted Exceptions.

                  (i) Condemnation Actions and Assessments. There are not presently pending or threatened any condemnation, eminent domain or other actions, or assessed any special assessments of any nature with respect to the Acquired Assets or any material part thereof, and Seller has not received any notice of, nor does Seller have any knowledge with respect to, any such condemnation, eminent domain or other actions, or special assessments.

         SECTION 7.02. Purchaser's Representations and Warranties. The following constitutes the representations and warranties of Purchaser subject to the limitations of survival set forth in Article XIII of this Agreement. Purchaser, to its Best Knowledge, represents and warrants to Seller the following as of the Closing Date:

                  (a) Status. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, and is duly qualified to do business in the State of Oklahoma.

                  (b) Authority. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly authorized, executed and delivered by Purchaser.

                  (c) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

                  (d) No Governmental Consent Required. No order, license, consent, permit, authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action with respect to any Authorities, and no filing, recording, publication or registration in any public office or any other place is required or necessary to authorize the execution, delivery and performance by Purchaser of this Agreement or any related documents to which Purchaser is a party.

         SECTION 7.03. Survival. All the representations and warranties of Seller and Purchaser set forth hereinabove in this Article VII, shall survive the Closing subject to the limitations set forth in Article VIII hereinbelow.


                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.01. Conditions to Obligations of Seller. The obligations of Seller to consummate the sale contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be and have been waived by Seller:

                  (a) Representations, Warranties, Covenants and Closing Obligations of Purchasers. All representations and warranties of Purchaser in this Agreement shall be true and correct as of the Closing Date, and Purchaser shall have performed and complied with, at or prior to the Closing Date, all covenants and agreements required by this Agreement to be performed or complied with by Purchaser and shall have furnished each item required to be furnished by them at Closing;

                  (b) No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Authorities, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby; and

                  (c) No Suits. No suit or other proceeding shall be pending or threatened by any third party not affiliated with or acting at the request of Seller before any court or any Authorities seeking to restrain, prohibit or declare illegal, or seeking damages against Seller or any of its affiliates in connection with, the transactions contemplated by this Agreement.

         SECTION 8.02. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the sale contemplated hereby shall be subject to and conditioned upon the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be and have been waived by Purchaser:

                  (a) Representations, Warranties, Covenants and Closing Obligations of Seller. All representations and warranties of Seller in this Agreement shall be true and correct as of the Closing Date, and Seller shall have performed and complied with, prior to the Closing Date, all covenants and agreements required by this Agreement to be performed or complied with by Seller, and shall have furnished each item required to be furnished by it at Closing;

                  (b) No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Authorities, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby or materially, adversely affects the value of the Acquired Assets; and

                  (c) No Suits. No suit or other proceeding shall be pending or threatened by any third party not affiliated with or acting at the request of Purchaser, before any court or Authorities seeking to restrain, prohibit or declare illegal, or seeking damages against Purchaser in connection with, the transactions contemplated by this Agreement.

                  (d) Aircraft Transaction. All of the documents related to the Aircraft Transaction shall have been executed and entered into effective as of the Closing Date.

                  (e) Credit Agreement. Bank of America, N.A., and any other required Lenders as defined in the Credit Agreement, shall have executed the following, all in form and substance satisfactory to Purchaser in all respects: (i) a waiver and release of lien relating to any claim or interest of any of the Lenders (as defined therein), in any of the Acquired Assets pursuant to the Credit Agreement; (ii) an Intercreditor Agreement; and (iii) the consent of the Lenders to all of the transactions contemplated by this Agreement and the Aircraft Transaction (collectively the "BOA Documents").

                  (f) Master Lease. The Master Lease, together with all documents to be executed as contemplated therein, shall have been executed and entered into effective as of the Closing Date.


                                   ARTICLE IX

                                     CLOSING

         SECTION 9.01. Closing. The Closing of the transactions contemplated herein shall occur on the Closing Date. At Closing, the events set forth in this
Article IX shall occur, it being understood that the performance or tender of performance of all matters set forth in this Article IX are mutually concurrent conditions.

         SECTION 9.02. Seller's Closing Obligations. At Closing, Seller and Guarantor shall deliver or cause to be delivered to Purchaser the following:

                  (a) The duly executed (and acknowledged where provided) Deed and Bill of Sale;

                  (b) Duly executed members' resolutions or other documentation of Seller, in form and substance reasonably satisfactory to Purchaser, authorizing the execution and performance of this Agreement by Seller;

                  (c) Evidence reasonably satisfactory to Purchaser and the Title Company that the persons executing the Closing documents on behalf of Seller have full right, power and authority to do so;

                  (d) A duly executed certificate (the "Non-Foreign Entity Certification") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, in the form of SCHEDULE II;

                  (e) Possession of the Acquired Assets, subject to the Permitted Exceptions;

                  (f) The Title Commitment, marked and initialed by a representative of the Title Company, in form satisfactory to Purchaser (the "Initialed Title Commitment");

                  (g) The duly executed Master Lease and the Memorandum of Lease in recordable form as required therein;

                  (h) The duly executed Guaranty;

                  (i) A sufficient number of duly executed UCC-1 Financing Statements and a UCC-3 Termination Statement, both in form and substance satisfactory to Purchaser, as contemplated by the Master Lease;

                  (j) The following duly executed amendments to the Ancillary Contracts, all as defined on EXHIBIT H, as specified: (i) First Amendment to Management Agreement; (ii) First Amendment to Central Plant Lease; and (iii) First Amendment to Utility Services Agreement (collectively the "Ancillary Contracts Amendments");

                  (k) The duly executed Third Amendment to Construction Completion Agreement;

                  (l) An opinion of Seller's counsel in form and substance satisfactory to Purchaser covering, among other matters, the enforceability of the Master Lease; and

                  (m) A certificate of the chief executive officer or chief financial officer of Seller to the effect that Seller is in compliance with all of the terms and provisions set forth in this Agreement, that the representations and warranties of Seller set forth herein are true and correct on and as of the Closing Date and that no event of default under Section 11.01 has occurred and is continuing or would result from the consummation of this transaction.

                  (n) Such other documents and instruments as may be reasonably necessary or appropriate in Purchaser's or Title Company's reasonable judgment, to effect the consummation of the transactions which are the subject of this Agreement.

         SECTION 9.03. Purchaser's Closing Obligations. At Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

                  (a) The Purchase Price as set forth in Section 3.01;

                  (b) The duly executed Easement for Backup Generation Facility;

                  (c) Evidence reasonably satisfactory to Seller and the Title Company that the persons executing the Closing documents on behalf of Purchaser have full right, power, and authority to do so;

                  (d) Corporate resolutions or other documentation for Purchaser in form and substance reasonably satisfactory to Seller, authorizing the execution and performance of this Agreement by Purchaser;

                  (e) The duly executed Master Lease;

                  (f) The duly executed Ancillary Contracts Amendments;

                  (g) The duly executed Third Amendment to Construction Completion Agreement; and

                  (h) A certificate of the chief executive officer or chief financial officer of Purchaser to the effect that Purchaser is in compliance with all of the terms and provisions set forth in this Agreement, that the representations and warranties of Purchaser set forth herein are true and correct on and as of the Closing Date and that no event of default under Section 11.02 has occurred and is continuing or would result from the consummation of this transaction.

                  (i) Such other documents and instruments as may be reasonably necessary or appropriate in Seller's reasonable judgment, to effect the consummation of the transactions which are the subject of this Agreement.

         SECTION 9.04. Ad Valorem Taxes. Seller acknowledges and agrees that Seller shall be solely responsible for all real property and personal property ad valorem taxes and any annual special assessments relating to the Acquired Assets for the year 2001.

         SECTION 9.05. Closing Costs. All Closing costs incurred in connection with the Closing shall be paid by Seller, including without limitation, the fees and expenses of Purchaser's attorneys and other representatives, and the Oklahoma Real Estate Mortgage Tax on the Master Lease.

         SECTION 9.06. Documents and Data Access and Delivery. Title to all of the Documents and Data shall be in Purchaser from and after the Closing Date, subject to the provisions of Section 11.06 of the Construction Completion Agreement.

                                    ARTICLE X

                                    BROKERAGE

         SECTION 10.01. Brokers. Both Purchaser and Seller represent to the other that no real estate brokers', agents' or finders' fees or commissions are due or shall be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller shall indemnify and hereby agree to hold the other party harmless from any of the foregoing fees or commissions claimed by any person asserting its entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. This Section 10.01 shall survive both any termination of, and the Closing of this Agreement without limitation.


                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

         SECTION 11.01. Default by Seller. In the event of any default by Seller under this Agreement, subject to the provisions of Section 11.03, Purchaser may elect, as its sole and exclusive remedies, to (i) terminate all executory obligations of the parties under this Agreement, and in such event the parties hereto shall have no further liability hereunder whatsoever, or (ii) prosecute an action for specific performance of this Agreement. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser's remedies at law, in equity or as herein provided, in the event of a breach by Seller of any of the Closing Surviving Obligations.

         SECTION 11.02. Default by Purchaser. In the event of any default by Purchaser under this Agreement, subject to the provisions of Section 11.03, Seller may elect, as its sole and exclusive remedies, to (i) terminate all executory obligations of the parties under this Agreement, and in such event the parties shall have no further liability hereunder whatsoever, or (ii) prosecute an action for specific performance of this Agreement. Notwithstanding the foregoing, nothing contained herein shall limit Seller's remedies at law, in equity or as herein provided, in the event of a breach by Purchaser of any of the Closing Surviving Obligations.

         SECTION 11.03. Notice and Cure. In the event there is a default by either Purchaser or Seller under the terms of this Agreement, the nondefaulting party shall give written notice of such default (with sufficient specificity to allow the defaulting party to determine the nature and extent of such default and to the extent possible, the manner in which such default can be remedied), and a period of thirty (30) days thereafter in which the defaulting party may cure such default, provided however, with respect to any such cure which by its nature, can not be accomplished during such period, such period shall be extended so long as the defaulting party has commenced such cure during such thirty (30) day period, and thereafter continuously and diligently prosecutes such cure thereafter. In the event a cure by the defaulting party is accomplished within such period, the parties shall be restored to their relative positions prior to the occurrence of such default as if no such default had taken place. The provisions of this Section 11.03 shall survive the Closing without limitation.

         SECTION 11.04. Remedies. In the event either Seller or Purchaser defaults in the performance of any of its respective obligations under the terms of this Agreement, which default is not cured within the applicable cure period set forth in Section 11.03, the nondefaulting party shall be entitled to exercise any and all rights and remedies for such breach it may have under applicable law, provided however, in no event shall Guarantor be entitled to declare any default or pursue any rights or remedies against either Seller or Purchaser based upon any alleged default by either of such parties under this Agreement.


                                   ARTICLE XII

                                     NOTICES

         SECTION 12.01. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be given either by (a) personal delivery, (b) professional expedited delivery service with proof of delivery, (c) telecopy (providing that such telecopy is confirmed by the sender by expedited delivery service), or (d) certified mail return receipt requested, and if so given, shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, or, in the case of telecopy, upon receipt or, in the case of certified mail, three
(3) Business Days after posting with the U.S. Postal Service. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:


         To Purchaser:             Williams Headquarters Building Company
                                   Attn: George D. Shahadi, Vice President-Corp.
                                         Real Estate
                                   One Williams Center, Suite 2200
                                   Tulsa, Oklahoma 74172
                                   Fax No. 918/573-4049


         With copy to:             The Williams Companies, Inc.
                                   Attn: Real Estate Counsel
                                   One Williams Center, Suite 4100
                                   Tulsa, Oklahoma 74172
                                   Fax No. 918/573-4503



         To Seller:                Williams Technology Center, LLC
                                   Attn: Vice President, Real Estate
                                   One Williams Center, MD-OneOK-6
                                   Tulsa, Oklahoma 74172
                                   Fax No. 918/573-5614

         To Guarantor:             Williams Communications, LLC
                                   Attn: General Counsel
                                   One Williams Center, Suite 4100
                                   Tulsa, Oklahoma 74172
                                   Fax No. 918/573-3005


         With copy to:             Williams Communications, LLC
                                   One Technology Center, MD: TC 14X
                                   Tulsa, Oklahoma 74103
                                   Fax No. 918/547-1108


                                  ARTICLE XIII

          LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 13.01. Survival of Representations, Warranties and Covenants. Notwithstanding anything else to the contrary contained herein, any and all of the representations and warranties of Seller and Purchaser set forth in this Agreement, and the Closing Surviving Obligations (to the extent applicable) shall survive the Closing without limitation except for those contained in
Article VII which shall survive the Closing for a period twelve (12) months only.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.01. Waivers. No waiver of any breach of any covenant or condition contained herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or condition contained herein. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. No waiver shall be effective unless in writing and signed by the waiving party.

         SECTION 14.02. Recovery of Certain Fees. In the event a party hereto files any action or suit against the other party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, or initiates any arbitration action pursuant to the provisions of Section 11.04, the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action, suit or arbitration, including actual reasonable attorneys' fees. The obligations set forth in this Section 14.02 shall survive the Closing and the termination of the executory obligations of the parties, as contained in this Agreement.

         SECTION 14.03. Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

         SECTION 14.04. Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule shall have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take or complete any action under the terms of this Agreement is not a Business Day, the action shall be taken or completed on the next succeeding Business Day.

         SECTION 14.05. Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of, or on behalf of, either party, or that the signatures of all persons required to bind any party, appear on each counterpart; rather, it shall be sufficient that the signatures of, or on behalf of, either party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement.

         SECTION 14.06. Severability. If any term or provision of this Agreement is held to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other terms and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner adverse to either party. Upon such determination that any term or provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, provided however, the failure of the parties to reach a mutually acceptable provision shall in no event be deemed to render void or unenforceable any other terms and provisions of this Agreement which terms and provisions shall remain in full force and effect.

         SECTION 14.07. Entire Agreement. This Agreement, together with the Construction Completion Agreement, are the final expression of, and contain the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede all prior understandings with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

         SECTION 14.08. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

         SECTION 14.09. No Recording. The parties hereto agree that neither this Agreement nor any memorandum or affidavit concerning it shall be recorded.

         SECTION 14.10. No Merger. The parties hereto agree that notwithstanding the consummation of the transactions contemplated herein, the interests of Purchaser and Seller under the Central Plant Lease shall not merge in any event and shall remain in full force and effect for all purposes according to its terms.


                                   ARTICLE XV

                        CONSTRUCTION COMPLETION AGREEMENT

         SECTION 15.01. Survival. Nothing contained in this Agreement, nor the execution hereof and the closing of the transactions contemplated hereby, shall in any way modify, restrict or diminish any of the terms, covenants or conditions of the Construction Completion Agreement, which shall remain in full force and effect according to its terms.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement effective as of the Closing Date.

PURCHASER                              WILLIAMS HEADQUARTERS BUILDING
                                       COMPANY, A Delaware Corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



SELLER                                 WILLIAMS TECHNOLOGY CENTER, LLC,
                                       A Delaware Limited Liability Company

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



GUARANTOR                              WILLIAMS COMMUNICATIONS, LLC,
                                       A Delaware Limited Liability Company


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A

                                  CENTER PARCEL


The Easterly Half (E/2) of Block Eighty-eight (88), ORIGINAL TOWN OF TULSA, located in the City of Tulsa, Tulsa County, State of Oklahoma, according to the Official Plat thereof, more particularly described as follows:

BEGINNING at the Southeasterly corner of Block 88; thence Northerly 300 feet along the Easterly line of Block 88 to the Northeasterly corner of said Block; thence Westerly along the Northerly line of said Block a distance of 150 feet to a point; thence Southerly a distance of 300 feet to a point on the Southerly line of said Block; thence Easterly along the Southerly line 150 feet to the Point of Beginning.

AND, the following described property:

A portion of East First Street adjacent to Blocks 73 and 88 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, a portion of South Cincinnati Avenue adjacent to Blocks 88 and 87, Original Townsite, Tulsa County, State of Oklahoma and said portion of East Second Street adjacent to Blocks 88 and 106, Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is below an elevation of Three (3) feet lower than the driving lanes of said roadway. Said potion of streets being more fully described as follows to wit:

Commencing at the point of beginning, said point being the northeast corner of Block 88; thence westerly along the northerly line of said Block 88 a distance of 160.00 feet; thence northerly and perpendicular to the northerly line of said Block 88 a distance of 3.50 feet; thence easterly and parallel the northerly line of said Block 88 a distance of 166.75 feet; thence southerly and parallel the easterly line of said Block 88 a distance of 311. 50 feet; thence westerly and parallel the southerly line of Block 88 a distance of 166.75 feet; thence northerly a distance of 8.00 feet to a point on the southerly line of said Block 88, said point being 10.00 feet westerly from the southwest corner of Lot 6, Block 88; thence easterly along the southerly line of Block 88 a distance of
160.00 feet to the southeast corner of Lot 6 Block 88; thence northerly along the easterly line of Block 88 a distance of 300.00 feet to the point of beginning.


Skywalk No. 1

The following described property:

         A portion of South Cincinnati Avenue adjacent to Blocks 73 and 74, Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is above an elevation of Twenty Seven (27) feet higher than the driving lanes of the said roadway. Said portion of South Cincinnati Avenue being more fully described as follows to wit:

         Commencing at the point of beginning, said point being the southwest corner of Lot 3 Block 74, Original Townsite; thence northerly along the westerly line a distance of 32.00 feet of said Lot 3, Block 74; thence westerly and perpendicular a distance of 80.00 feet to a point on the easterly line of Lot 1, Block 73, Original Townsite; thence southerly along the easterly line a distance of 32.0 feet of said Lot 1, Block 73; thence easterly and perpendicular a distance of
         80.00 feet to the point of beginning.


Skywalk No. 2

The following described property:

         A portion of East First Street adjacent to Blocks 73 and 88 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is above an elevation of Twenty Seven (27) feet higher than the driving lanes of the said roadway. Said portion of East First Street being more fully described as follows to wit:

         Commencing at the point of beginning, said point being the southeast corner of Lot 1, Block 73, Original Townsite; thence westerly along the southerly line of Lot 1 Block 73 a distance of 26.00 feet; thence southerly and perpendicular a distance of 80.00 feet to a point on the northerly line of Lot 3, Block 88, Original Townsite; thence easterly along the northerly line of Lot 3 Block 88 a distance of 26.00 feet to the northeast corner of Lot 3, Block 88; thence northerly and perpendicular a distance of 80.00 feet to the point of beginning.

                                    EXHIBIT C

                              LITIGATION AND CLAIMS


         1. Potential claims arising out of the General Contractor's Agreement for Williams Center Expansion Project between Manhattan Construction Company and Purchaser dated August 27, 1999, and the General Contractor's Agreement for the Williams Technology Center Design Project between Manhattan Construction Company and Guarantor (formerly Williams Communications, Inc.), as assigned to Purchaser effective February 26, 2001.

                                    EXHIBIT D

                              PARKING GARAGE PARCEL


TRACT A:

Lots One (1), Two (2), Three (3) and Four (4), Block Seventy-four (74), ORIGINAL TOWNSITE OF TULSA, now City of Tulsa, Tulsa County, State of Oklahoma, according to the Official Plat thereof;

TRACT B:

All that part of the Original Tulsa Station and Depot Grounds of the Burlington Northern Railroad Company's Right of Way located in Sections 1 and 2, Township 19 North, Range 12 East of the Indian Base and Meridian, more particularly described as follows, to-wit:

         BEGINNING at a point that is the Northwest corner of Block 74, Original Town of Tulsa, now City of Tulsa, Tulsa County, Oklahoma, according to the Official Plat thereof; thence Westerly along the Westerly production of the North line of Block 74, a distance of 80.00 feet to a point, also being the Northeast corner of Block 73, said point also being the Southeast corner of that certain sale to the Tulsa Urban Renewal Authority, dated December 30, 1970, recorded December 30, 1970, in Book 3951 at Pages 1235, 1236, 1237 and 1238, and correction deed dated August 28, 1973; thence Northerly along the Northerly production of the East line of said Block 73 a distance of 200.00 feet; thence Easterly parallel 200.00 feet Northerly of the North line of said Block 74 a distance of 80.00 feet to a point on the Northerly production of the West line of Block 74; thence Southerly along the Northerly production of the West line of Block 74 a distance of 20.00 feet; thence Easterly parallel 180.00 feet Northerly of the North line of said Block 74 a distance of 60.91 feet to a point of intersection with an existing concrete retaining wall; thence Northeasterly along a deflection angle to the left of 5(degree)42'01" a distance of 240.27 feet to a point on the Northerly production of the East line of Block 74; thence Southerly along said Northerly production of the East line of Block 74 a distance of 203.86 feet to the Northeast corner of Block 74; thence Westerly along the Northerly line of Block 74 a distance of
         300.00 feet to the Point of Beginning of said tract of land.

AND, the following described property:

         A portion of East First Street adjacent to Block 74 and Block 87 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is below an elevation of One (1) foot lower than the driving lanes of said roadway. Said portion of street being more fully described as follows to wit:

         Commencing at a point of beginning, said point being the southwest corner of Block 74; thence southerly and perpendicular to the south line of Block 74 a distance of 2.75 feet; thence easterly and parallel to the southerly line of said Block 74 a distance of 302.75 feet; thence northerly and parallel to the easterly line of Block 74 a distance of 191.00 feet; thence westerly and perpendicular a distance of 2.75 feet to the east line of Block 74; thence southerly along the east line of Block 74 a distance of 188.25 feet, thence westerly along the southerly line of Block 74 a distance of 300.00 feet, to the point of beginning.

                                    EXHIBIT E

                    LEGAL DESCRIPTION OF COOLING TOWER PARCEL


Lots Eight (8) and Nine (9), Block Eighty-Seven (87), Original Town, now City of Tulsa, Tulsa County, State of Oklahoma, according to the plat thereof.

                                    EXHIBIT G

                                AGREED ALLOCATION


                  ITEM                                                               ALLOCATION
                  Center                                                           $ 79,200,000
                  Center Parcel                                                       1,450,000
                  Parking Garage                                                      9,000,000
                  Parking Garage Parcel                                                 670,000
                  Fixtures                                                           78,572,595
                  Furniture and Equipment                                            76,107,405
                  TOTAL                                                            $245,000,000

                                    EXHIBIT H

                               ANCILLARY CONTRACTS


         1. Management Services Agreement dated April 23, 2001, executed by Purchaser, as Manager, and Seller, as Owner, covering the Acquired Assets (exclusive of the Parking Garage and the Parking Garage Parcel) (the "Management Agreement").

         2. Lease Agreement dated April 23, 2001, executed by Seller, as Landlord, and Purchaser, as Tenant, pertaining to the Central Plant (the "Central Plant Lease").

         3. Utility Services Agreement dated April 23, 2001, executed by Purchaser, as Owner, and Seller, as Customer (the "Utility Services Agreement").